Home Equity Loan-Backed Term Notes, GMACM Series 2001-HLTV1
                             Payment Date 04/25/2001


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Servicing Certificate                                                                      Group 1                Group 2
---------------------
Beginning Pool Balance                                                                    242,843,341.16      24,742,555.13
Beginning PFA                                                                              30,391,999.61         216,798.78
Ending Pool Balance                                                                       270,816,836.20      24,639,761.64
Ending PFA Balance                                                                                     -               0.00
Principal Collections                                                                       2,418,576.42         319,520.42
Principal Draws                                                                                        -                  -
Net Principal Collections                                                                   2,418,576.42         319,520.42
Active Loan Count                                                                                  7,089                335

Interest Collections                                                                        3,201,869.56         308,924.15

Weighted Average Net Loan Rate                                                                 15.12000%          15.03000%
Substitution Adjustment Amount                                                                      0.00               0.00

            Beginning               Ending                                                  Interest      Security
Term Notes   Balance               Balance          Factor       Principal    Interest     Shortfalls        %         Coupon
----------   -------               -------          ------       ---------    ---------    ----------        -         ------
Class A-I-1     53,490,454.67      49,351,300.20     0.8632981  4,139,154.47   231,346.22         0.00    0.164504334   5.190%
Class A-I-2     26,379,000.00      26,379,000.00     1.0000000          0.00   132,774.30         0.00        0.08793   6.040%
Class A-I-3     41,965,000.00      41,965,000.00     1.0000000          0.00   219,267.13         0.00    0.139883333   6.270%
Class A-I-4     17,163,000.00      17,163,000.00     1.0000000          0.00    92,108.10         0.00        0.05721   6.440%
Class A-I-5     30,678,000.00      30,678,000.00     1.0000000          0.00   169,495.95         0.00        0.10226   6.630%
Class A-I-6     42,404,000.00      42,404,000.00     1.0000000          0.00   243,823.00         0.00    0.141346667   6.900%
Class A-I-7     59,245,000.00      59,245,000.00     1.0000000          0.00   355,963.71         0.00    0.197483333   7.210%
Class A-II      24,916,742.51      24,369,914.90     0.9747966    546,827.61   144,309.47         0.00     0.08123305   6.950%

Certificates               -                   -            -             -          0.00            -              -       -

Beginning Overcollateralization Amount                                                      1,953,497.50
Overcollateralization Amount Increase (Decrease)                                            1,947,885.24
Outstanding Overcollateralization Amount                                                    3,901,382.74
Overcollateralization Target Amount                                                         7,500,000.00

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Credit Enhancement Draw Amount                                                                      0.00
Unreimbursed Prior Draws                                                                            0.00


                                                                                                              Number        Percent
                                                                                                 Balance     of Loans     of Balance
Delinquent Loans (30 Days)                                                                    475,863.87        12           0.18%
Delinquent Loans (60 Days)                                                                    222,963.08         4           0.08%
Delinquent Loans (60+ Days) (1)                                                               222,963.08         0           0.08%
REO                                                                                                 0.00         0           0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                                                 Liquidation To-Date
Beginning Loss Amount                                                                               0.00
Current Month Loss Amount                                                                           0.00
Current Month Principal Recovery                                                                    0.00
Net Ending Loss Amount                                                                              0.00         0.00

                                                                                     Special Hazard         Fraud      Bankruptcy
Beginning Amount                                                                                    0.00       0.00          0.00
Current Month Loss Amount                                                                           0.00       0.00          0.00
Ending Amount                                                                                          -          -             -

Liquidation Loss Distribution Amounts                                                               0.00
Extraordinary Event Losses                                                                          0.00
Excess Loss Amounts                                                                                 0.00

Capitalized Interest Account
Beginning Balance                                                                           1,203,458.50
Withdraw relating to Collection Period                                                              0.00
Ending CIA Balance Transferred to Seller                                                   (1,203,458.50)
Interest Earned (Zero, Paid to Funding Account)                                                    0.00
                                                                                                   ----
Total Ending Capitalized Interest Account Balance as of Payment Date                                0.00
Interest earned for Collection Period                                                           5,455.81
Interest withdrawn related to prior Collection Period                                           6,323.19
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Prefunding Account
Beginning Balance                                                                          30,608,798.39
Additional Purchases during Revolving Period                                              (30,594,674.29)
Excess of Draws over Principal Collections                                                          0.00
Ending PreFunding Account Balance to Notes                                                    (14,124.10)
                                                                                              -----------
Total Ending Balance as of Payment Date                                                             0.00
Interest earned for Collection Period                                                         113,513.23
Interest withdrawn related to prior Collection Period                                         296,245.77

Current Month Repurchases Units                                                                        0
Current Month Repurchases ($)                                                                          0

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